Exhibit 99.3

Craig L. Adams SVP and Chief Operating Officer PECO Energy 2301 Market Street Philadelphia, PA 19103	Telephone 215.841.4800 Fax 215.841.5023 www.exeloncorp.com craig.adams@peco-energy.com

April 5, 2010

Ms. Donna Cook Williams

Contracting Officer

Office of Headquarters Procurement Services

U.S. Department of Energy

1000 Independence Ave. SW

Washington, DC 20585

Re:	Acceptance of Financial Assistance Agreement PECO Energy Company
Award No. DE-OE0000207

Dear Ms. Williams:

This letter confirms the acceptance by PECO Energy Company (“PECO”) of the terms and conditions of the attached U.S. Department of Energy (“DOE”) Financial Assistance Agreement for Smart Grid Investment Program Grant Award No. DE-OE0000207, effective as of April 12, 2010, (the “Agreement”) and the agreement by PECO to undertake the implementation of the Smart Future Greater Philadelphia Project (the “Project”), contingent upon and subject in all respects to PECO’s reliance upon the mutual understanding of PECO and DOE as to the interpretation of certain terms and conditions of the Agreement, as set forth below in this letter.

The Agreement interpretations set forth in the table below reflect the mutual understanding of PECO and DOE based upon the responses issued by DOE in certain “Questions and Answers for the Smart Grid Investment Grant Program” (“FAQs”) identified below as well as the discussions between PECO and DOE during the negotiation of the Agreement.

Agreement Clause	Interpretation
Clause 16: Property

Property Ownership and Encumbrance:

Based on the prior approval of the DOE contracting officer granted on March 30, 2010, PECO is permitted to encumber any property purchased in whole or in part with Federal funds under the Agreement for the Project (“Project Property”), including, without limitation, Project Property constituting real property and equipment (as defined in 10 C.F.R. § 600.302) in which DOE has a conditional ownership interest, and Project Property constituting supplies (as defined in 10 C.F.R. § 600.302) in which DOE has no conditional ownership interest. See “Property Issues,” FAQ dated January 29, 2010.

Ms. Donna Williams

Contracting Officer

April 5, 2010

Property Tracking: DOE agrees that PECO is permitted to satisfy the property tracking requirements in 10 C.F.R. § 600.323 for Project Property (as defined above) by using an alternative method of property tracking consistent with the mass-asset convention of accounting (also called the group method) as described in the American Institute of Certified Public Accountants “Exposure Draft, Proposed Statement of Position, Accounting For Certain Costs and Activities Related to Property, Plant and Equipment, June 29, 2001”.

DOE agrees that PECO shall satisfy DOE property tracking requirements through the submission of documentation to DOE upon installation of Project Property, which identifies the Project Property, confirms that the Project Property has been installed and placed in service, traces the information to the supporting documentation, and demonstrates the application of the grant funds to the costs of the Project Property. See Property Issues FAQ dated January 29, 2010.

PECO commits to replacing Project Property funded through the Agreement that is damaged or destroyed after field installation and tracking such Project Property consistent with the mass-asset convention of accounting.

Clause 20: Special Provisions—Prohibition on Use of Funds under Section 1604 of the American Recovery and Reinvestment Act	DOE agrees that PECO may use American Recovery and Reinvestment Act funds under the Agreement to purchase and install smart meters and related equipment in venues such as casinos or other gambling establishments, aquariums, zoos, golf courses, or swimming pools, as long as the installation of such equipment is part of a broad-based program undertaken by PECO to install smart meters and related equipment within its service territory and is not limited to or exclusively focused on installation on the venues listed above. See “Revised Answer on Installation of Smart Meters on Casinos, Zoos, Aquariums, Golf Courses, and Swimming Pools” FAQ dated January 29, 2010.

Ms. Donna Williams

Contracting Officer

April 5, 2010

Clause 22: Required Use of American Iron, Steel and Manufactured Goods—Section 1605 of the American Recovery and Reinvestment Act

Clause 23: Required Use of American Iron, Steel and Manufactured Goods (Covered Under International Agreements)—Section 1605 of the American Recovery and Reinvestment Act

Three-Part Analysis: DOE agrees that the Buy American requirements of ARRA Section 1605 apply to items purchased by PECO for the Project only where the answer to all three of the following questions is “yes”:

Question 1. Are the materials at issue iron, steel or manufactured goods (as those terms are defined in 2 CFR § 1 76.140(a), and based on the guidance provided in the FAQ referenced below)?

Question 2. Does the work to be performed constitute “construction, alteration, maintenance and repair” (based on the guidance provided in the FAQ referenced below)?

Question 3. Is the building or structure where the work is to be performed a “public building” or “public work?” (as defined in 2 CFR § 176.140(a)), and based on the guidance provided in the FAQ referenced below)?

Smart Meters and Smart Thermostats: DOE agrees that, based on the examples in FAQ referenced below, the Buy American requirements of ARRA Section 1605 do not apply to smart meters and smart thermostats.

See “Applicability of Buy American Provision of Section 1605 of the Recovery Act to Projects Under the Smart Grid Investment Grant Program” FAQ dated February 5, 2010.

Clause 24: Wage Rate Requirements—Section 1606 of the American Recovery and Reinvestment Act Clause 26: Davis Bacon Act and Contract Work Hours and Safety Standards Act

DOE agrees that the wage rate requirements of ARRA Section 1 606 and the requirements of the Davis Bacon Act and the Contract Work Hours and Safety Standards Act (collectively, “Davis-Bacon Act Requirements”) do not apply to the installations of Project Property where PECO is furnishing its own materials and is in effect extending its own utility system. The result is the same where PECO contracts out such work for extending its utility system and the equipment remains the property of PECO. See “Davis Bacon Act” FAQ dated January 12,2010.

DOE agrees that, based on guidance in the FAQ referenced below, the Davis Bacon Act Requirements do not apply to the installation of smart meters or in-home energy consumption monitoring equipment by PECO or by PECO contractors or subcontractors. See “Davis Bacon Act” FAQ dated January 12, 2010.

Ms. Donna Williams

Contracting Officer

April 5, 2010

Clause 28: No Cost Extension—Requirement for Timely Deliverables

In addition to PECO’s right to unilaterally extend the award for up to one year, Clause 28 recognizes that PECO may request an extension to the Project period, provided that such extension request is coordinated with the DOE Contracting Officer. DOE agrees that the right of PECO to request an extension pursuant to Clause 28 includes an extension request as a result of (i) unforeseen circumstances adversely affecting the stability or reliability of PECO’s transmission or distribution system; or (ii) conditions beyond PECO’s reasonable control including, but not limited to, an Act of God (such as flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes), or epidemic, quarantine restrictions, or embargo, accident, explosion, or act of war, terrorism, sabotage, insurrection, civil disturbance, or riot, or labor strike, work stoppage or slowdown, or inability or delay in obtaining necessary materials, supplies, services, transportation, power or equipment including from subrecipients, contractors, subcontractors, vendors, carriers, which in either case, prevent PECO from performing its obligations under the Agreement or from implementing the project.

PECO will: (a) promptly notify the DOE Contracting Officer and Technical Project Officer in writing of an event of force majeure, the expected duration of the event and its anticipated impact on the ability of PECO to perform its obligations under the Agreement; and (b) PECO shall make reasonable efforts to mitigate or remedy the event of force majeure.

In the event that PECO reasonably determines that it is unable to mitigate or remedy the event of force majeure, PECO shall have the option of terminating the Agreement and the award and proceeding to close-out activities with no liability or obligation to DOE to return any SGIG funds received and reimbursable through the date of such termination. This option shall be exercisable by PECO upon 30 days prior written notice to the DOE Contracting Officer and Technical Project Officer.

Clause 29: Required Regulatory Approvals	DOE and PECO agree that, in the context of the Project, the required regulatory approvals referred to in Clause 29 include, without limitation: approvals from the Pennsylvania Public Utility Commission and any approval or obligation of PECO to a regulatory agency that results from any change in the law after PECO and DOE enter into the Agreement, whether such change arises from legislation, court or administrative agency decisions or orders, or government office, agency or

Ms. Donna Williams

Contracting Officer

April 5, 2010

department executive orders, regulations or otherwise, by which PECO’s obligations or liability under the Agreement are materially changed, expanded or increased, by which the purpose or objective of the Agreement or the Project is frustrated, by which PECO’s performance is rendered impossible, or by which PECO or the operation of its business is subject to a significant additional regulation, restriction or taxation as a result of PECO being a recipient of DOE funds under the SGIG Program.

By executing this letter in the space provided below, the DOE Contracting Officer, hereby confirms DOE’s agreement with the following interpretations of the Agreement and expressly authorizes PECO to use and rely upon this letter in connection with its acceptance of the Agreement and the implementation of the Project.

The DOE Contracting Officer further agrees that an original executed copy of this letter will be filed with the Agreement in the official DOE Contract Administration Files.

Sincerely,

Enclosures (4)

cc:	Malik Simone
Contracting Specialist, DOE

Stephan Waslo
Technical Project Officer, DOE

Erin Brown
Office of General Counsel, DOE

Ms. Donna Williams

Contracting Officer

April 5, 2010

U.S. DEPARTMENT OF ENERGY HEREBY ACKNOWLEDGES AND AGREES

TO

THE FOREGOING TERMS AND CONDITIONS:

U.S. DEPARTMENT OF ENERGY

The individual executing below on behalf of the U.S. Department of Energy is duly authorized to act on behalf of, to execute this letter, and to legally bind, the U.S. Department of Energy to the foregoing terms and conditions of this letter:

Signature:
Name:	Ms. Donna Cook Williams
Title:	Contracting Officer, DOE

Date:

Enclosures

1.) FAQ dated 1/29/2010:	Property Issues

2.) FAQ dated 1/29/2010:	Revised Answer on Installation of Smart Meters on Casinos, Zoos, Aquariums, Golf Courses and Swimming Pools

3.) FAQ dated 2/5/2010:	Applicability of Buy American Provision of Section 1605 of the Recovery Act to Projects Under the Smart Grid Investment Grant Program

4.) FAQ date 1/12/2010:	Davis-Bacon Act (DBA)